Exhibit 99.1

Werner Enterprises Reports First Quarter 2023 Results

First Quarter 2023 Highlights (all metrics compared to first quarter 2022)

•Total revenues of $832.7 million, up 9%
•Operating income of $53.4 million, down 36%; non-GAAP adjusted operating income of $57.5 million, down 33%
•Operating margin of 6.4%, down 450 basis points; non-GAAP adjusted operating margin of 6.9%, down 440 basis points
•Diluted EPS of $0.55, down 32%; non-GAAP adjusted diluted EPS of $0.60, down 37%

OMAHA, Neb., May 3, 2023 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the first quarter ended March 31, 2023.

“While macroeconomic conditions and continued softness in the freight market were increasingly challenging in the first quarter, we achieved our third highest revenue quarter driven by revenue per truck increases in our Dedicated business and our growing Logistics business,” said Derek J. Leathers, Chairman, President and CEO. “We are seeing a more direct impact from inflation on multiple cost categories, which has constrained margins. However, we remain confident in the durability and resilience of our diversified business model, combined with our operational scale, reputation for service excellence, innovation and the efforts of our determined and talented team.”

Total revenues for the quarter were $832.7 million, an increase of $68.1 million compared to the prior year quarter, due to Truckload Transportation Services (“TTS”) revenues growth of $29.9 million and Logistics revenues growth of $39.7 million.

Operating income of $53.4 million decreased $30.1 million, or 36%, while operating margin of 6.4% decreased 450 basis points. On a non-GAAP basis, adjusted operating income of $57.5 million decreased $28.6 million, or 33%. Adjusted operating margin of 6.9% declined 440 basis points from 11.3% for the same quarter last year.

TTS operating income decreased by $25.1 million and adjusted operating income decreased by $24.5 million. Logistics operating income decreased $3.7 million and adjusted operating income decreased by $2.8 million. Corporate and Other (including driving schools) operating income decreased by $1.3 million.

Net interest expense of $6.4 million increased $5.2 million primarily due to higher interest rates for variable rate debt and an increase in average debt outstanding. The effective income tax rate during the quarter was 24.3%, compared to 24.1% in first quarter 2022.

During first quarter 2023, our strategic minority equity investments had market valuation changes causing an unrealized loss on equity securities of $0.1 million, compared to an unrealized loss of $9.8 million, or $0.11 per share, in first quarter 2022. Consistent with prior reporting, market value increases or decreases for these strategic minority investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Werner Enterprises, Inc. - Release of May 3, 2023

Net income attributable to Werner of $35.2 million decreased 34%. On a non-GAAP basis, adjusted net income attributable to Werner of $38.3 million decreased 39%. Diluted EPS of $0.55 decreased 32%. On a non-GAAP basis, adjusted diluted EPS of $0.60 decreased 37%.

Key Consolidated Financial Metrics

	Three Months Ended March 31,
(In thousands, except per share amounts)	2023	2022	Y/Y Change
Total revenues	$832,714	$764,605	9%
Truckload Transportation Services revenues	588,330	558,417	5%
Werner Logistics revenues	228,669	189,008	21%
Operating income	53,386	83,511	(36)%
Operating margin	6.4%	10.9%	(450) bps
Net income attributable to Werner	35,224	53,749	(34)%
Diluted earnings per share	0.55	0.82	(32)%
Adjusted operating income (1)	57,545	86,191	(33)%
Adjusted operating margin (1)	6.9%	11.3%	(440) bps
Adjusted net income attributable to Werner (1)	38,265	62,966	(39)%
Adjusted diluted earnings per share (1)	0.60	0.96	(37)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $588.3 million increased $29.9 million
•Operating income of $51.0 million decreased $25.1 million; non-GAAP adjusted operating income of $53.7 million decreased $24.5 million due to a much softer freight market, higher operating expenses for supplies and maintenance and insurance and claims
•Operating margin of 8.7% decreased 490 basis points from 13.6%; non-GAAP adjusted operating margin of 9.1% decreased 490 basis points from 14.0%
•Non-GAAP adjusted operating margin, net of fuel, of 10.7% decreased 570 basis points from 16.4%
•Average segment trucks in service totaled 8,561, an increase of 323 trucks year over year, or 3.9%
•Dedicated unit trucks at quarter end totaled 5,345, or 63% of the total TTS segment fleet, compared to 5,185 trucks, or 63%, a year ago
•0.5% increase in TTS average revenues per truck per week

During first quarter 2023, Dedicated experienced solid and steady freight demand from our customers. One-Way Truckload customer freight demand during first quarter 2023 was seasonally weaker than normal compared to a seasonally strong freight market in first quarter 2022.

Werner Enterprises, Inc. - Release of May 3, 2023

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2023	2022	Y/Y Change
Trucking revenues, net of fuel surcharge	$493,242	$472,361	4%
Trucking fuel surcharge revenues	88,301	79,815	11%
Non-trucking and other revenues	6,787	6,241	9%
Total revenues	$588,330	$558,417	5%
Operating income	$50,986	$76,093	(33)%
Operating margin	8.7%	13.6%	(490) bps
Operating ratio	91.3%	86.4%	490 bps
Adjusted operating income (1)	$53,725	$78,273	(31)%
Adjusted operating margin (1)	9.1%	14.0%	(490) bps
Adjusted operating margin, net of fuel surcharge (1)	10.7%	16.4%	(570) bps
Adjusted operating ratio (1)	90.9%	86.0%	490 bps
Adjusted operating ratio, net of fuel surcharge (1)	89.3%	83.6%	570 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $228.7 million increased $39.7 million, or 21%
•Operating income of $4.9 million decreased $3.7 million
•Operating margin of 2.2% decreased 240 basis points from 4.6%
•Adjusted operating income of $6.4 million decreased $2.8 million
•Adjusted operating margin of 2.8% decreased 210 basis points from 4.9%

Truckload Logistics revenues (78% of Logistics revenues) increased 41%, driven by an increase in shipments due to the ReedTMS acquisition and growth in our organic volumes, partially offset by a decline in revenues per shipment.
Intermodal revenues (12% of Logistics revenues) decreased 33%, due primarily to a decline in shipments.

Final Mile revenues (10% of Logistics revenues) increased $2.4 million.

Logistics operating income decreased $3.7 million and adjusted operating income decreased $2.8 million in first quarter 2023, due to a seasonally soft freight market in first quarter 2023 compared to a seasonally strong freight market in first quarter 2022.

Werner Enterprises, Inc. - Release of May 3, 2023

Key Werner Logistics Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2023	2022	Y/Y Change
Total revenues	$228,669	$189,008	21%
Operating expenses:
Purchased transportation expense	188,498	157,521	20%
Other operating expenses	35,234	22,806	54%
Total operating expenses	223,732	180,327	24%
Operating income	$4,937	$8,681	(43)%
Operating margin	2.2%	4.6%	(240) bps
Adjusted operating income (1)	$6,357	$9,181	(31)%
Adjusted operating margin (1)	2.8%	4.9%	(210) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in first quarter 2023 was $166.8 million compared to $155.0 million in first quarter 2022, an increase of 8%.

Net capital expenditures in first quarter 2023 were $102.7 million compared to $37.1 million in first quarter 2022, an increase of 177%. We plan to continue to invest in new trucks and trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.2 years and 5.1 years, respectively, as of March 31, 2023.

Gains on sales of property and equipment in first quarter 2023 were $18.3 million, or $0.22 per share, compared to $20.5 million, or $0.23 per share, in first quarter 2022. Year over year, we sold significantly more trucks and trailers and realized substantially lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

We did not repurchase shares of our common stock in first quarter 2023. As of March 31, 2023, we had 2.3 million shares remaining under our share repurchase authorization.

As of March 31, 2023, we had $130 million of cash and cash equivalents and over $1.4 billion of stockholders’ equity. Total debt outstanding was $691 million at March 31, 2023. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of March 31, 2023 of $544 million.

Werner Enterprises, Inc. - Release of May 3, 2023

2023 Guidance Metrics and Assumptions

The following table summarizes our updated 2023 guidance and assumptions:

	Prior (as of 2/7/23)	Actual (as of 3/31/23)	New (as of 5/3/23)	Commentary
TTS truck growth from BoY to EoY	1% to 4% (annual)	(1)% (1Q23)	(2)% to 1% (annual)	•Adjusting fleet size to adapt to softer freight market
Net capital expenditures	$350M to $400M (annual)	$103M (1Q23)	$350M to $400M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	4.6% (1Q23 vs 1Q22)	0% to 3% (annual)	•Expect low single-digit increase YoY with difficult comparisons
One-Way Truckload RPTM* growth	(3)% to (6)% (1H23 vs. 1H22)	(3.2)% (1Q23 vs 1Q22)	(3)% to (6)% (1H23 vs. 1H22)	•Expect weak OWT freight conditions in 2Q and 3Q, then improving in 4Q
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 24.3% in 1Q23 compared to 1Q22 of 24.1%. Expect annual effective tax rate in the range of 24.0% to 25.0%.
•Average truck age of 2.2 years and average trailer age of 5.1 years as of 3/31/23. Expect average truck and trailer ages of 2.2 years and 5.0 years, respectively, as of 12/31/23.

Werner Enterprises, Inc. - Release of May 3, 2023

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss first quarter 2023 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on May 3, 2023 at approximately 6:00 p.m. CT through June 3, 2023 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 4255949. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2022 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of May 3, 2023

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023		2022
	$	%	$	%
Operating revenues	$832,714	100.0	$764,605	100.0
Operating expenses:
Salaries, wages and benefits	268,315	32.2	241,996	31.6
Fuel	91,414	11.0	88,421	11.6
Supplies and maintenance	68,225	8.2	57,025	7.5
Taxes and licenses	25,425	3.1	23,833	3.1
Insurance and claims	36,485	4.4	27,492	3.6
Depreciation and amortization	74,313	8.9	67,229	8.8
Rent and purchased transportation	220,224	26.4	185,237	24.2
Communications and utilities	4,733	0.6	3,926	0.5
Other	(9,806)	(1.2)	(14,065)	(1.8)
Total operating expenses	779,328	93.6	681,094	89.1
Operating income	53,386	6.4	83,511	10.9
Other expense (income):
Interest expense	7,916	1.0	1,439	0.2
Interest income	(1,552)	(0.2)	(275)	(0.1)
Loss on investments in equity securities	81	—	9,806	1.3
Other	7	—	73	—
Total other expense, net	6,452	0.8	11,043	1.4
Income before income taxes	46,934	5.6	72,468	9.5
Income tax expense	11,400	1.3	17,433	2.3
Net income	35,534	4.3	55,035	7.2
Net income attributable to noncontrolling interest	(310)	(0.1)	(1,286)	(0.2)
Net income attributable to Werner	$35,224	4.2	$53,749	7.0
Diluted shares outstanding	63,695		65,878
Diluted earnings per share	$0.55		$0.82

Werner Enterprises, Inc. - Release of May 3, 2023

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$129,591	$107,240
Accounts receivable, trade, less allowance of $10,240 and $10,271, respectively	460,999	518,815
Other receivables	29,400	29,875
Inventories and supplies	14,926	14,527
Prepaid taxes, licenses and permits	13,956	17,699
Other current assets	60,904	74,459
Total current assets	709,776	762,615
Property and equipment	2,875,063	2,885,641
Less – accumulated depreciation	1,020,469	1,060,365
Property and equipment, net	1,854,594	1,825,276
Goodwill	129,104	132,717
Intangible assets, net	94,030	81,502
Other non-current assets (1)	328,812	295,145
Total assets	$3,116,316	$3,097,255

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,955	$124,483
Current portion of long-term debt	5,000	6,250
Insurance and claims accruals	80,738	78,620
Accrued payroll	43,541	49,793
Accrued expenses	20,057	20,358
Other current liabilities	25,038	30,016
Total current liabilities	303,329	309,520
Long-term debt, net of current portion	686,250	687,500
Other long-term liabilities	58,567	59,677
Insurance and claims accruals, net of current portion (1)	245,900	244,946
Deferred income taxes	312,724	313,278
Total liabilities	1,606,770	1,614,921
Temporary equity - redeemable noncontrolling interest	39,009	38,699
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 63,376,934 and 63,223,003 shares outstanding, respectively	805	805
Paid-in capital	128,050	129,837
Retained earnings	1,902,858	1,875,873
Accumulated other comprehensive loss	(9,264)	(11,292)
Treasury stock, at cost; 17,156,602 and 17,310,533 shares, respectively	(551,912)	(551,588)
Total stockholders’ equity	1,470,537	1,443,635
Total liabilities, temporary equity and stockholders’ equity	$3,116,316	$3,097,255
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of March 31, 2023 and December 31, 2022.

Werner Enterprises, Inc. - Release of May 3, 2023

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Capital expenditures, net	$102,743	$37,074
Cash flow from operations	166,847	154,957
Return on assets (annualized)	4.5%	8.4%
Return on equity (annualized)	9.4%	16.0%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Revenues
Truckload Transportation Services	$588,330	$558,417
Werner Logistics	228,669	189,008
Other (1)	20,501	17,513
Corporate	475	389
Subtotal	837,975	765,327
Inter-segment eliminations (2)	(5,261)	(722)
Total	$832,714	$764,605
Operating Income
Truckload Transportation Services	$50,986	$76,093
Werner Logistics	4,937	8,681
Other (1)	549	445
Corporate	(3,086)	(1,708)
Total	$53,386	$83,511

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of May 3, 2023

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2023	2022	% Chg
Truckload Transportation Services segment
Average trucks in service	8,561	8,238	3.9%
Average revenues per truck per week (1)	$4,432	$4,411	0.5%
Total trucks (at quarter end)
Company	8,170	7,960	2.6%
Independent contractor	305	265	15.1%
Total trucks	8,475	8,225	3.0%
Total trailers (at quarter end)	27,440	26,185	4.8%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$183,130	$186,760	(1.9)%
Average trucks in service	3,191	3,064	4.1%
Total trucks (at quarter end)	3,130	3,040	3.0%
Average percentage of empty miles	14.09%	11.75%	19.9%
Average revenues per truck per week (1)	$4,414	$4,690	(5.9)%
Average % change YOY in revenues per total mile (1)	(3.2)%	20.8%
Average % change YOY in total miles per truck per week	(2.8)%	(8.1)%
Average completed trip length in miles (loaded)	620	716	(13.4)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$310,112	$285,601	8.6%
Average trucks in service	5,370	5,174	3.8%
Total trucks (at quarter end)	5,345	5,185	3.1%
Average revenues per truck per week (1)	$4,441	$4,247	4.6%
Werner Logistics segment
Average trucks in service	39	53	(26.4)%
Total trucks (at quarter end)	32	54	(40.7)%
Total trailers (at quarter end)	2,580	1,605	60.7%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of May 3, 2023

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$53,386	6.4%	$83,511	10.9%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.2%	1,321	0.2%
Amortization of intangible assets (3)	2,772	0.3%	1,359	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$57,545	6.9%	$86,191	11.3%

	Three Months Ended March 31,
	2023		2022
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$35,224	$0.55	$53,749	$0.82
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.02	1,321	0.02
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,600	0.04	1,187	0.02
Loss on investments in equity securities (4)	81	—	9,806	0.15
Income tax effect of above adjustments (5)	(1,027)	(0.01)	(3,097)	(0.05)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$38,265	$0.60	$62,966	$0.96

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$50,986	8.7%	$76,093	13.6%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.2%	1,321	0.2%
Amortization of intangible assets (3)	1,352	0.2%	859	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$53,725	9.1%	$78,273	14.0%

Werner Enterprises, Inc. - Release of May 3, 2023

	Three Months Ended March 31,
	2023		2022
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$537,344	91.3%	$482,324	86.4%
Non-GAAP adjustments:
Insurance and claims (2)	(1,387)	(0.2)%	(1,321)	(0.2)%
Amortization of intangible assets (3)	(1,352)	(0.2)%	(859)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$534,605	90.9%	$480,144	86.0%

	Three Months Ended March 31,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2023	2022
	$	$
Operating revenues – (GAAP)	$588,330	$558,417
Less: Trucking fuel surcharge (6)	(88,301)	(79,815)
Operating revenues, net of fuel surcharge – (Non-GAAP)	500,029	478,602
Operating expenses – (GAAP)	537,344	482,324
Non-GAAP adjustments:
Trucking fuel surcharge (6)	(88,301)	(79,815)
Insurance and claims (2)	(1,387)	(1,321)
Amortization of intangible assets (3)	(1,352)	(859)
Non-GAAP adjusted operating expenses, net of fuel surcharge	446,304	400,329
Non-GAAP adjusted operating income	$53,725	$78,273
Non-GAAP adjusted operating margin, net of fuel surcharge	10.7%	16.4%
Non-GAAP adjusted operating ratio, net of fuel surcharge	89.3%	83.6%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$4,937	2.2%	$8,681	4.6%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,420	0.6%	500	0.3%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$6,357	2.8%	$9,181	4.9%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under Accounting Standards Codification 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(5) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2022 has been updated to reflect the annual incremental income tax rate.

Werner Enterprises, Inc. - Release of May 3, 2023

(6) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.